UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 1, 2006

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 300, Louisville, Kentucky	40223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 357-9000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure contained in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement” and Exhibits 4.1 and 4.2 to this Current Report on Form 8-K are incorporated in this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

3 7/8% Convertible Senior Notes due 2011

On December 1, 2006, Ventas, Inc. (the “Company”) issued and sold $230.0 million aggregate principal amount of its 3 7/8% Convertible Senior Notes due 2011 (the “Notes”) through a private placement to qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were sold pursuant to a Purchase Agreement dated November 27, 2006 by and among the Company, Ventas Realty, Limited Partnership (“Ventas Realty”) and Ventas LP Realty, L.L.C. (collectively, the “Ventas Entities”) and the initial purchasers named therein (the “Initial Purchasers”).

The Notes mature on November 15, 2011, unless earlier repurchased, redeemed or converted in accordance with their terms. The Notes bear interest at a rate of 3 7/8% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, commencing on May 15, 2007. The Notes are unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Ventas Realty and certain of the Company’s other direct and indirect subsidiaries until certain conditions are met.

The Notes are senior unsecured obligations of the Company and the guarantors, ranking equal in right of payment with such entities’ existing and future senior unsecured indebtedness and ranking senior in right of payment to all of such entities’ existing and future subordinated indebtedness. The Notes will be effectively subordinated to such entities’ secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will also be structurally subordinated to the preferred equity and indebtedness, whether secured or unsecured, of the Company’s subsidiaries that do not guarantee the Notes.

The Company intends to use the net proceeds from the sale of the Notes to repay outstanding indebtedness under its revolving credit facility and for working capital and other general corporate purposes.

The terms of the Notes, summarized below, are governed by the Indenture dated as of December 1, 2006 (the “Indenture”) among the Company, as issuer, the subsidiary guarantors named therein, as guarantors, and U.S. Bank National Association, as trustee.

The Notes are convertible at the option of the holder (1) prior to September 15, 2011, upon the occurrence of specified events, and (2) on or after September 15, 2011, at any time prior to the close of business on the second business day prior to maturity, in each case into cash or a combination of cash and shares of the Company’s common stock, if any, at the Company’s election, at an initial conversion rate of 22.1867 shares per $1,000 principal amount of Notes (which equates to an initial conversion price of $45.07 per share). The conversion rate is subject to adjustment in certain circumstances.

The Company may not redeem the Notes prior to maturity except to the extent necessary to preserve the Company’s status as a real estate investment trust.

If the Company undergoes certain change in control transactions, holders of Notes may require the Company to repurchase all or a portion of their Notes for cash at a purchase price equal to 100% of the principal amount of the Notes to be so repurchased, plus any accrued and unpaid interest to the redemption date.

The Indenture contains customary events of default including, without limitation, failure to make required payments, failure to comply with certain agreements or covenants, cross-defaults to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the trustee or the holders of at least 25% in principal amount of the then outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.

U.S. Bank National Association, the trustee under the Indenture, is also the trustee under each of the indentures relating to the 8 3/4% Senior Notes due 2009, 6 3/4% Senior Notes due 2010, 9% Senior Notes due 2012, 6 5/8% Senior Notes due 2014, 7 1/8% Senior Notes due 2015, 6 1/2% Senior Notes due 2016 and 6 3/4% Senior Notes due 2017 issued by Ventas Realty and Ventas Capital Corporation.

The foregoing description of the Notes and the Indenture is qualified by reference in its entirety to the Indenture, a copy of which is filed herewith as Exhibit 4.1 and incorporated in this Item 2.03 by reference.

The Notes have not been registered under the Securities Act, or applicable state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or applicable exemptions from these registration requirements.

Registration Rights Agreement

On December 1, 2006, the Company and the Initial Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file with the Securities and Exchange Commission (or otherwise make available for use), on or prior to the 120th day following the original issuance of the Notes, a shelf registration statement (the “Shelf Registration Statement”) covering resales of the shares of common stock, if any, issuable upon conversion of the Notes. The Company is required to use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective on or prior to the 180th day following the original issuance of the Notes and to use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the earlier of (1) the 20th trading day immediately following the maturity of the Notes and (2) the date on which there are no longer any notes or restricted shares of common stock, if any, issuable upon conversion of the Notes remaining outstanding or unsold.

If the Company fails to satisfy certain of its obligations under the Registration Rights Agreement, the Company is required to pay additional interest on the Notes to the holders of the Notes under certain circumstances.

The foregoing description of the Registration Rights Agreement is qualified by reference in its entirety to the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 4.2 and incorporated in this Item 2.03 by reference.

Item 8.01. Other Events.

On December 5, 2006, the Company announced that its Board of Directors declared a regular quarterly dividend of $0.395 per share, payable in cash on January 12, 2007 to stockholders of record on January 2, 2007. The dividend is the fourth quarterly installment of the Company’s 2006 annual dividend.

A copy of the press release issued by the Company on December 5, 2006 is filed herewith as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits:

Exhibit Number	Description
4.1	Indenture dated as of December 1, 2006 by and among the Company, as Issuer, the Subsidiary Guarantors named therein, as Guarantors, and U.S. Bank National Association, as Trustee.

4.2	Registration Rights Agreement dated as of December 1, 2006 by and among the Company and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Initial Purchasers.

99.1	Press release issued by the Company on December 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: December 6, 2006	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture dated as of December 1, 2006 by and among the Company, as Issuer, the Subsidiary Guarantors named therein, as Guarantors, and U.S. Bank National Association, as Trustee.

4.2	Registration Rights Agreement dated as of December 1, 2006 by and among the Company and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Initial Purchasers.

99.1	Press release issued by the Company on December 5, 2006.